Exhibit 99.1

Rural Cellular Corporation

Reports Third Quarter 2001

Operating Results

For Immediate Release

November 5, 2001—Alexandria, MN—Rural Cellular Corporation (“RCC”) (Nasdaq/NMS: RCCC) today reports third quarter ended September 30, 2001 consolidated financial results (including held for sale Saco River ILEC Operations):

•      Total revenues increased 14% to a third quarter record $125 million, which includes $2.2 million in revenue from assets held for sale, as compared to $110 million in the third quarter of 2000.

•      EBITDA increased 19% to a third quarter record of $58 million, which includes $1.2 million in EBITDA from assets held for sale, as compared to $49 million in the third quarter of 2000.

•      RCC had net voice customer additions of 7,100 (not including wholesale).

Richard P. Ekstrand, president and chief executive officer, commented: “Despite a slowing in the national economy, RCC continues to demonstrate solid financial performance through the generation of both EBITDA and free cash flow. We view our third quarter increase in churn as an event primarily related to one time events and are confident that future customer growth will soon come back to more normal levels.”

In January 2001, RCC completed the acquisition of Saco River Telegraph and Telephone Company (“Saco River”).  Because of RCC’s intent to sell the Saco River Incumbent Local Exchange (“ILEC”), the financial results from the ILEC have been excluded from fiscal 2001 operations except where noted.  Saco River’s cellular and microwave operations are included in fiscal 2001 operating results. On October 2, 2001, RCC completed the sale of the Saco River ILEC.

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

On November 6th at 8:00 AM CT, a teleconference will be held to discuss the third quarter operating results and expectations regarding RCC’s 2001.  This teleconference will be broadcast live and archived for replay on the WEB at WWW.RCCWIRELESS.COM.   To access the audio stream, click on the Investor Relations section.

Statements about RCC's anticipated performance are forward looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of newly acquired operations with RCC’s existing operations, the ability to service debt incurred in connection with expansion, and other factors discussed from time to time in RCC's filings with the Securities and Exchange Commission.

Contact:	Wesley Schultz, Executive V.P. Finance and CFO (320) 762-2000 Chris Boraas, Director of Investor Relations (320) 808-2451 World Wide Web address: http://www.rccwireless.com

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RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2001	2000	2001	2000
REVENUES:
Service	$80,234	$69,936	$230,421	$170,138
Roaming	38,106	35,409	89,671	72,857
Equipment	4,842	4,800	14,520	13,536
Total revenues	123,182	110,145	334,612	256,531
OPERATING EXPENSES:
Network costs	26,492	26,088	75,753	59,619
Cost of equipment sales	9,168	8,125	21,520	24,772
Selling, general and administrative	30,708	27,007	86,571	67,509
Depreciation and amortization	28,843	26,687	83,430	63,682
Total operating expenses	95,211	87,907	267,274	215,582
OPERATING INCOME	27,971	22,238	67,338	40,949
OTHER INCOME (EXPENSE):
Interest expense, net	(29,242)	(29,208)	(92,441)	(60,465)
Other	4	(2)	9	(24)
Other expense, net	(29,238)	(29,210)	(92,432)	(60,489)
LOSS BEFORE CUMULATIVE EFFECT ADJUSTMENT AND EXTRAORDINARY ITEM	(1,267)	(6,972)	(25,094)	(19,540)
CUMULATIVE EFFECT ADJUSTMENT	-	-	137	-
NET LOSS BEFORE EXTRAORDINARY ITEM	(1,267)	(6,972)	(24,957)	(19,540)
EXTRAORDINARY ITEM	-	-	-	(925)
NET LOSS	(1,267)	(6,972)	(24,957)	(20,465)
PREFERRED STOCK DIVIDEND	(13,563)	(12,271)	(39,760)	(31,216)
NET LOSS APPLICABLE TO COMMON SHARES	$(14,830)	$(19,243)	$(64,717)	$(51,681)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	11,871	11,799	11,857	11,408
NET LOSS PER BASIC AND DILUTED SHARE:
Net loss applicable to common shares before extraordinary item	$(1.25)	$(1.63)	$(5.46)	$(4.45)
Extraordinary item	-	-	-	(0.08)
Net loss per basic and diluted share	$(1.25)	$(1.63)	$(5.46)	$(4.53)

COMPREHENSIVE LOSS:
NET LOSS APPLICABLE TO COMMON SHARES	$(14,830)	$(19,243)	$(64,717)	$(51,681)
Hedging activity:
Cumulative effect of SFAS No. 133	-	-	(5,917)	-
Quarterly hedging adjustment	(17,614)	-	(27,217)	-
TOTAL COMPREHENSIVE LOSS	$(32,444)	$(19,243)	$(97,851)	$(51,681)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

ASSETS

	September 30, 2001	December 31, 2000
CURRENT ASSETS:
Cash	$1,663	$2,205
Accounts receivable, less allowance of $5,109 and $2,385	53,104	43,324
Inventories	5,736	6,753
Assets held for sale	34,344	-
Other current assets	2,588	2,618
Total current assets	97,435	54,900
PROPERTY AND EQUIPMENT, less accumulated depreciation of $126,014 and $93,446	243,059	234,490
LICENSES AND OTHER ASSETS:
Licenses and other intangible assets, less accumulated amortization of $113,105 and $66,574	1,521,784	1,442,806
Deferred debt issuance costs, less accumulated amortization of $7,426 and $5,163	23,429	22,331
Restricted funds in escrow	-	10,000
Other assets, less accumulated amortization of $1,152 and $908	9,457	7,269
Total licenses and other assets	1,554,670	1,482,406
	$1,895,164	$1,771,796

LIABILITIES AND SHAREHOLDER’S EQUITY

	September 30, 2001	December 31, 2000
CURRENT LIABILITIES:
Accounts payable	$29,746	$41,545
Advance billings and customer deposits	9,110	7,563
Accrued interest	10,563	15,724
Dividends payable	19,199	11,911
Other accrued expenses	8,537	8,561
Total current liabilities	77,155	85,304
LONG TERM LIABILITIES	1,353,440	1,157,472
Total liabilities	1,430,595	1,242,776
PREFERRED SECURITIES	481,481	449,065
SHAREHOLDERS’ EQUITY:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,152 and 11,034 issued	112	110
Class B common stock; $.01 par value; 10,000 shares authorized, 727 and 782 issued	7	8
Additional paid-in capital	191,734	190,751
Accumulated deficit	(175,631)	(110,914)
Accumulated other comprehensive loss	(33,134)	-
Total shareholders’ equity	(16,912)	79,955
	$1,895,164	$1,771,796

Other Operating Data:	Three months ended September 30,		Nine months ended September 30,
	2001	2000	2001	2000

Penetration: (1) (2)	10.6%	9.5%	10.6%	9.5%

Retention: (3)	97.2%	98.3%	97.8%	98.2%

Average monthly revenue per customer: (4)	$65	$68	$60	$63

Acquisition cost per customer: (5)	$308	$321	$275	$350

Capital expenditures	$12,009	$17,179	$30,244	$29,381

Customers at period end:
Voice:
Postpaid cellular			573,992	494,725
Prepaid cellular			34,353	18,928
Wireless Alliance			13,778	16,701
Wholesale			25,450	-
			647,573	530,354
Paging			9,860	12,508
Total customers			657,433	542,862

POPs (1)
RCC Cellular			5,161,000	4,862,000
Wireless Alliance			732,000	732,000
Total POPs			5,893,000	5,594,000

1.	Updated to reflect 2000 U.S. Census Bureau data.

2.	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to POPs.

3.

Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

4.

Determined for each period by dividing the sum of access, airtime, roaming, long distance, features, connection, disconnection, and other revenues for such period by the monthly average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), and dividing that result by the number of months in such period.

5.

Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

The following unaudited financial summary presents the consolidated results of operations for RCC together with the “Held for Sale” ILEC operations of Saco River Telegraph and Telephone.

	Three months ended September 30, 2001			Nine months ended September 30, 2001
(In thousands)	As Reported	ILEC (Assets held for sale)	Combined	As Reported	ILEC (Assets held for sale)	Combined
REVENUES:
Service	$80,234	$2,178	$82,412	$230,421	$7,359	$237,780
Roamer	38,106	-	38,106	89,671	-	89,671
Equipment	4,842	-	4,842	14,520	-	14,520
Total revenues	123,182	2,178	125,360	334,612	7,359	341,971
OPERATING EXPENSES:
Network costs	26,492	655	27,147	75,753	2,203	77,956
Cost of equipment sales	9,168	-	9,168	21,520	-	21,520
Selling, general and administrative	30,708	289	30,997	86,571	958	87,529
Depreciation and amortization	28,843	695	29,538	83,430	2,132	85,562
Total operating expenses	95,211	1,639	96,850	267,274	5,293	272,567
OPERATING INCOME	$27,971	$539	$28,510	$67,338	$2,066	$69,404

EBITDA (1)	$56,814	$1,234	$58,048	$150,768	$4,198	$154,966

(1)

EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the cellular industry.  EBITDA is not intended to be a performance measure that should be regarded as an alternative for other performance measures and should not be considered in isolation.  EBITDA is not a measurement of financial performance under generally accepted accounting principles and does not reflect all expenses of doing business (e.g., interest expense, depreciation).  Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity.